As filed with the Securities and Exchange Commission on July 13, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Skyline Champion Corporation

(Exact Name of Registrant as Specified in Its Charter)

Indiana	35-1038277
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

P.O. Box 743

2520 By-Pass Road

Elkhart, IN 46515

(574) 294-6521

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Roger Scholten

Senior Vice President, General Counsel

P.O. Box 743

2520 By-Pass Road

Elkhart, IN 46515

(248) 614-8200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Craig Marcus

Zachary Blume

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

(617) 951-7000 (Phone)

(617) 951-7050 (Fax)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of registration fee
Primary Shares:
Common Stock, par value $0.0277 per share	$100,000,000 (1)(2)	(1)(2)	$100,000,000 (1)(2)	$12,450.00 (3)
Secondary Shares:
Common Stock, par value $0.0277 per share	46,033,375 (2)	$32.21 (4)	$1,482,735,008.35 (2)(4)	$184,601.00 (4)
Total Registration Fee (Primary and Secondary)			$1,582,735,008.75	$197,051.00

(1)	There is being registered hereunder an indeterminate number of shares of common stock, $0.0277 par value (the “Common Stock”), as shall have an aggregate offering price not to exceed $100,000,000. Such shares of common stock may be issued by the registrant at various times and at indeterminate prices. The proposed maximum aggregate offering price per share of Common Stock will be determined, from time to time, by the registrant in connection with the issuance of the Common Stock registered under this registration statement.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	Calculated in accordance with Rule 457(o) under the Securities Act.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act. In accordance with Rule 457(c) under the Securities Act, the price per share is based on the average of the high and low sales prices of the shares of Common Stock on July 12, 2018 of $32.21, as reported on the New York Stock Exchange.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We or the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 13, 2018

PROSPECTUS

Skyline Champion Corporation

$100,000,000 Common Stock

Selling Shareholders

46,033,375 Shares of Common Stock

We may, from time to time, in one or more offerings, offer and sell up to $100,000,000 of our common stock.

In addition, the selling shareholders named in this prospectus may, from time to time, in one or more offerings, offer and sell up to 46,033,375 shares of common stock.

We or the selling shareholders may offer and sell the common stock to or through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general manner in which we or the selling shareholders will offer the common stock. We may provide a supplement to this prospectus that describes the specific manner in which we or the selling shareholders will offer the common stock. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

We will not receive any proceeds from the sale of our common stock by the selling shareholders.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “SKY.” On July 12, 2018, the closing price of our common stock was $32.66 per share.

Investing in our common stock involves risk. See “Risk Factors” beginning on page 6 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of the common stock or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2018

We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and any free writing prospectus we prepare or authorize. Neither we nor the selling shareholders have authorized anyone to provide you with different information or make any representation on our or their behalf, and neither we nor the selling shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. This prospectus or any accompanying prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and neither we nor the selling shareholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate as of any date other than its date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may over time, offer and sell up to $100,000,000 of our common stock, in one or more offerings and at prices and on terms that we determine at the time of the offering. In addition, the selling shareholders may offer and sell, from time to time, in one or more offerings, up to 46,033,375 shares of our common stock in any manner described below under the heading “Plan of Distribution.” This prospectus provides you with a general description of the common stock. We may provide a prospectus supplement containing specific information about the terms of a particular offering by us or the selling shareholders. The prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and, if applicable, the prospectus supplement, together with the additional information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for more information.

Unless the context otherwise indicates, the terms “Skyline Champion,” the “Corporation,” “we,” “us” and “our” used in this prospectus refer to Skyline Champion Corporation and all of its subsidiaries, and the phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement(s).

ABOUT SKYLINE CHAMPION CORPORATION

Business Combination of Skyline Corporation and Champion Enterprises Holdings, LLC

On June 1, 2018, Skyline Champion Corporation (formerly known as Skyline Corporation) and Champion Enterprises Holdings, LLC (“Champion Holdings”) combined their operations pursuant to the Share Contribution & Exchange Agreement (the “Exchange Agreement”), dated as of January 5, 2018, by and between Skyline Corporation and Champion Holdings. Pursuant to the Exchange Agreement, Champion Holdings contributed to Skyline Corporation all of the issued and outstanding shares of capital stock of Champion Holdings’ wholly-owned operating subsidiaries, Champion Home Builders, Inc. (“CHB”), and CHB International B.V. (“CIBV”) (the shares of stock of CHB and CIBV contributed to Skyline Corporation, the “Contributed Shares”), and in exchange for the Contributed Shares, Skyline Corporation issued to the members of Champion Holdings, in the aggregate, 47,752,008 shares of Skyline Corporation common stock, $0.0277 par value per share (such issuance, the “Shares Issuance”). The contribution of the Contributed Shares by Champion Holdings to the Corporation, and the Shares Issuance by Skyline Corporation to the members of Champion Holdings are collectively referred to herein as the “Exchange.”

Skyline Champion Corporation Overview

We are the largest independent publicly traded factory-built housing company in North America with pro forma revenue in fiscal year 2018 of more than $1.3 billion. We have more than 65 years of homebuilding experience, 6,800 employees and 36 manufacturing facilities throughout the United States and western Canada, and offer a leading portfolio of manufactured and modular homes, park model RVs and modular buildings for the multi-family, hospitality, senior and workforce housing sectors.

In addition to our core home building business, we operate a factory-direct retail business, Titan Factory Direct, with 21 retail locations spanning the southern United States, and Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from ten dispatch locations across the United States.

We build homes under some of the most well know brand names in the factory-built housing industry including Skyline Homes, Champion Homes, Athens Park Model RVs, Dutch Housing, Excel Homes, Homes of Merit, New Era, Redman Homes, Shore Park, Silvercrest, Titan Homes in the U.S. and Moduline and SRI Homes in western Canada.

Products and Services

We design, produce, market, and transport a range of manufactured and modular homes, park model RVs, and commercial solutions. We believe the broad scope of our product and service offerings provide us advantages relative to other factory-built construction companies.

Factory-Built Housing

A majority of our manufactured products are constructed in accordance with the HUD code. We produce a broad range of manufactured and modular homes under a variety of brand names and in a variety of floor plans and price ranges. While most of the homes we build are single-family, multi-section, ranch-style homes, we also build two-story, single-section, and Cape Cod style homes as well as multi-family units such as town homes, apartments, duplexes, and triplexes. The single-family homes that we manufacture generally range in size from 400 to 4,000 square feet and typically include two to four bedrooms, a living room and/or family room, a dining room, a kitchen and typically two full bathrooms. We also build park model RVs for resorts and campgrounds and commercial modular structures, including hotels, student and workforce housing.

We regularly introduce homes with new floor plans, exterior designs and elevations, decors and features. Our corporate marketing and engineering departments work with our manufacturing facilities to design homes that appeal to consumers’ changing tastes at appropriate price points for its markets. We design and build homes with a traditional residential or site-built appearance through the use of, among other features, dormers and higher pitched roofs. We also design and build energy efficient homes, and several of our U.S. manufacturing facilities are qualified to produce “Energy Star®” rated homes.

We construct homes in indoor facilities using an assembly-line process employing approximately 100 to 200 production employees at each facility. Factory-built homes are constructed in one or more sections (also known as floors) on an affixed steel support frame that allows the sections to be moved through the assembly line and transported upon sale. The sections of many of the modular homes we produce are built on wooden floor systems and transported on carriers that are removed upon placement of the home at the home site. Each section or floor is assembled in stages, beginning with the construction of the frame and the floor, then adding the walls, ceiling and roof assembly, and other constructed and purchased components, and ending with a final quality control inspection. The efficiency of the assembly-line process, protection from the weather, and favorable pricing of materials resulting from our substantial purchasing power enables us to produce homes more quickly and often at a lower cost than a conventional site-built home of similar quality.

Retail

We offer a wide selection of manufactured and modular homes as well as park model RVs at company-owned retail locations across Texas and the Southeast marketed under the Titan brand. We maintain company-owned retail presence through 21 retail sales centers in Florida, Georgia, Louisiana, North Carolina, Oklahoma, Texas, and Virginia. We have benefited from the strategic expansion of our captive distribution to enhance the reach of our factory-built housing products directly to the homebuyer.

Each of our full-service retail sales centers has a sales office and a variety of display model homes of various sizes, floor plans, features, and prices that are displayed in a residential setting with sidewalks and landscaping. Customers may purchase a home from an inventory of homes maintained at the location, including a model home, or may order a home that will be built at a manufacturing facility. The collective benefits of our retail organization provide industry leadership with the expertise to be proactive to local economic conditions and ultimately provide affordable homes to value-conscious homebuyers.

Logistics

We operate a logistics business, Star Fleet, specializing in the transportation of manufactured homes and recreational vehicles from manufacturing facilities to retailers. Star Fleet’s delivery logistics are coordinated through ten dispatch terminals located in Colorado, Indiana, Oklahoma, and Pennsylvania. Star Fleet has strong relationships with its customer base, which consists of some of the largest manufactured housing companies (including our own factory-built housing products) and related product manufacturers in the United States.

Corporate Information

Skyline Champion Corporation was originally incorporated in Indiana in 1959 as Skyline Corporation. Following the completion of the Exchange, we changed our name to Skyline Champion Corporation. Our principal executive offices are located at 2520 By-Pass Road, Elkhart, Indiana 46515. Our website is located at www.ir.skylinechampion.com. Our website and the information contained on our website is not incorporated by reference and is not a part of this prospectus or part of any prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may also make forward-looking statements in other reports filed with the SEC, in materials delivered to shareholders and in press releases. In addition, our representatives may from time to time make oral forward-looking statements. These forward-looking statements, including, in particular, statements with respect to management’s beliefs, plans, objectives, goals, expectations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the control of Skyline Champion, and which may cause actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. The matters referred to in the forward-looking statements contained or incorporated by reference in this prospectus may not in fact occur. We caution you therefore against relying on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	local, regional, national, and international economic and financial market conditions and the impact they may have on Skyline Champion and our customers and our assessment of that impact;

•	demand fluctuations in the U.S. and North American housing industry;

•	the impact of customer preferences;

•	regulations pertaining to the housing and park model RV industries;

•	general or seasonal weather conditions affecting sales;

•	the potential impact of natural disasters on sales and raw material costs;

•	the prices and availability of materials;

•	periodic inventory adjustments by, and changes to relationships with, independent retailers;

•	changes in interest and foreign exchange rates;

•	more stringent credit standards or financing terms may be imposed by lenders on us, our dealers or customers;

•	the ability to service debt;

•	the impact of inflation;

•	the impact of labor costs, shortage, and turnover;

•	competitive pressures on pricing and promotional costs;

•	the availability of insurance coverage and changes in insurance costs;

•	the timely development and acceptance of new products and services and perceived overall value of these products and services by others;

•	greater than expected costs or difficulties related to the integration of new products and lines of business;

•	acquisitions and the integration of acquired businesses;

•	the effect of changes in laws and regulations with which we must comply; and

•	the effect of changes in accounting policies and practices and auditing requirements.

Factors that could cause or contribute to such differences include, but are not limited to, those that are discussed in other documents we file with the SEC. Any forward-looking statement made by us in or through incorporation by reference in this prospectus speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

RISK FACTORS

Investment in our common stock involves a high degree of risk. You should consider carefully the risk factors included in Exhibit 99.3 to our Current Report on Form 8-K, which was filed with the SEC on July 13, 2018, and in any Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed subsequent hereto and other filings we make with the SEC from time to time, each of which is incorporated herein by reference in its entirety, as well as other information in or incorporated by reference in this prospectus and the “Risk Factors” section in the applicable prospectus supplement, before purchasing any of our securities. Each of these risk factors, as well as any additional risks and uncertainties not known to us or currently deemed immaterial, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of common stock offered by us under this prospectus will be used for general corporate purposes, which may include, without limitation, working capital, paydown of then-existing debt, acquisitions and other business purposes. Pending application of the net proceeds, we may invest the proceeds in investment-grade, interest-bearing investments or other securities. If we decide to use the net proceeds from a particular offering for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.

We will not receive any proceeds from the sale of our common stock by the selling shareholders. We will, however, bear the costs associated with the sale of shares by the selling shareholders, other than underwriting discounts and commissions and certain other expenses customarily borne by selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders indicated below may resell from time to time up to an aggregate of 46,033,375 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act). Unless the context otherwise requires, as used in this prospectus, “selling shareholders” includes the selling shareholders named in the table below and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling shareholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement.

The following table, based upon information currently known by us, sets forth as of June 30, 2018: (i) the number of shares of common stock held of record or beneficially by each selling shareholder as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by each selling shareholder. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.

The selling shareholders listed in the following table may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below.

Information about additional selling shareholders, if any, including their identities and the common stock to be registered on their behalf, may be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Information concerning the selling shareholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus, if and when necessary.

	Common Stock
Name of Selling Shareholders	Beneficially Owned prior to this Offering(1)	Offered Pursuant to this Prospectus(1)
Centerbridge Capital Partners, L.P. and related investment funds (2)	13,933,292	13,933,292
MAK Capital One L.L.C. and related investment funds (3)	13,654,189	13,654,189
Sankaty Champion Holdings, LLC and related investment funds (4)	13,878,442	13,878,442
Arthur J. Decio	1,374,284	1,374,284
Keith A. Anderson	1,463,707	1,463,707
Timothy A. Burkhardt	50,803	50,803
Laurie M. Hough	260,942	260,942
Roger K. Scholten	202,523	202,523
Mark. J. Yost	579,803	579,803
Kenneth R. Josuttes	109,524	109,524
Other selling shareholders (5 persons) (5)	525,866	525,866

(1)	We do not know when or in what amounts the selling shareholders may offer shares of common stock for sale. The selling shareholders may decide not to sell any or all of the shares offered by this prospectus. Information about the actual amount to be offered by a selling shareholder and the shares beneficially owned by the selling shareholders upon completion of an offering will be set forth in the applicable prospectus supplement.

(2)	The shares included in the table consist of: 13,050,933 shares held by Centerbridge Capital Partners, L.P., 441,584 shares held by Centerbridge Capital Partners Strategic, L.P., 321,013 shares held by CCP Champion Investors, LLC and 119,762 shares held by Centerbridge Capital Partners SBS, L.P. Centerbridge Associates, L.P. is the general partner of each of Centerbridge Capital Partners, L.P. and Centerbridge Capital Partners Strategic, L.P., and the manager of CCP Champion Investors, LLC. Centerbridge Cayman GP Ltd. is the general partner of Centerbridge Associates, L.P. CCP SBS GP, LLC is the general partner of Centerbridge Capital Partners SBS, L.P. Jeffrey H. Aronson and Mark T. Gallogly are the directors of Centerbridge Cayman GP Ltd. and managing members of CCP SBS GP, LLC. The business address of each of the entities and persons identified in this note is 375 Park Avenue, New York, New York 10152.
(3)	The shares included in the table consist of: 9,967,558 shares held by MAK Champion Investment LLC and 3,686,631 shares held by MAK-ro Capital Master Fund LP. MAK Champion Investment LLC is wholly owned by the MAK Capital Fund LP. MAK GP LLC is the general partner of, and MAK Capital One LLC is the investment adviser to, each of MAK Capital Fund LP and MAK-ro Capital Master Fund LP. Michael A. Kaufman is the managing member of MAK GP LLC and MAK Management LLC. The business address of each of the entities and persons identified above is 590 Madison Avenue, Suite 2401, New York, New York 10022.
(4)	The shares included in the table consist of: 10,108,533 shares held by Sankaty Champion Holdings, LLC (“SCH”), whose manager is Bain Capital Credit Member, LLC (“BCCM”) and 3,769,909 shares held by Sankaty Credit Opportunities IV, L.P. (together with SCH, “Bain Capital Credit”), whose sole general partner is Sankaty Credit Opportunities Investors IV, LLC, whose managing member is BCCM. Bain Capital Credit has an address of 200 Clarendon Street, Boston, MA 02116.
(5)	All of such persons beneficially own, in the aggregate, less than 1% of our common stock outstanding prior to this offering.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and other rights of holders of our capital stock. We refer you to our Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws, registration rights agreement and investor rights agreement, copies of which are incorporated by reference herein.

Our authorized capital stock consists of 115,000,000 shares of common stock, par value $0.0277 per share, of which 56,188,252 shares of common stock are issued and outstanding as of June 30, 2018.

Common Stock

Holders of our common stock are entitled to the following rights.

Voting Rights

Each share of common stock entitles the holder to one vote for each share of common stock held with respect to any matter presented at a regular or special meeting of shareholders on which the holders of common stock are entitled to vote. Our shares of common stock vote as a single class and all shares of common stock have equal and identical rights, privileges, powers, obligations, restrictions and voting rights. Shareholders do not have cumulative voting rights with respect to the election of candidates to our Board of Directors.

A plurality vote shall be necessary to elect any director, and on all other matters, except as otherwise provided in our Amended and Restated Certificate of Incorporation or our Amended and Restated By-Laws or as required by law, the action or a question will be approved if the number of votes cast in favor of the action or question exceeds the number of votes cast opposing the action or question.

Dividend Rights

Holders of common stock will share equally on a per share basis in any dividend declared by our Board of Directors, subject to any statutory or contractual restrictions on the payment of dividends.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to shareholders after payment of liabilities.

Other Rights

Our shareholders have no subscription, redemption or conversion rights. Our common stock does not entitle its holders to pre-emptive rights for additional shares. All of the outstanding shares of our common stock are fully-paid and non-assessable.

Registration Rights

Funds affiliated with Bain Capital Credit, Centerbridge Partners, L.P., and MAK Capital (such funds, collectively, the “Sponsors”) and Arthur Decio have certain registration rights with respect to our common stock.

Investor Rights Agreement

In connection with the Exchange, the Corporation, Champion Holdings, and the Sponsors entered into an investor rights agreement (the “Investor Rights Agreement”) providing for, among other things, certain agreements between the parties to the agreement relating to the composition of the Board of Directors of Skyline Champion, and certain rights to information regarding Skyline Champion in favor of the Sponsors.

Anti-takeover Provisions

Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws contain provisions that delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our shareholders. However, they also give our Board of Directors the power to discourage transactions that some shareholders may favor, including transactions in which shareholders might otherwise receive a premium for their shares or transactions that our shareholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.

No Cumulative Voting

The Indiana Business Corporation Law (the “IBCL”) provides that shareholders are not entitled to the right to cumulate votes in the election of directors unless the articles of incorporation specifically authorizes cumulative voting. Our Amended and Restated Certificate of Incorporation does not authorize cumulative voting.

Requirements for Advance Notification of Shareholder Meetings, Nominations and Proposals

Our Amended and Restated By-Laws provide that special meetings of the shareholders may be called by the Chairman of our Board of Directors, the vice chairman of the Board of Directors, or by the Board of Directors.

Our Amended and Restated By-Laws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors. In order for any matter to be properly brought before a meeting, a shareholder will have to comply with the advance notice requirements. Our Amended and Restated By-Laws allow our Board of Directors to adopt such rules and regulations for the conduct of the meetings as they may deem proper, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Corporation.

Exclusive Forum

Our Amended and Restated By-Laws provide that, unless we consent in writing in advance to the selection of an alternative forum, the Circuit or Superior Courts of Elkhart County, State of Indiana, or the United States District Court in the Northern District of Indiana in a case of pendent jurisdiction, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of fiduciary duty owed by any director, officer, employee, or agent of the Corporation to the Corporation or the Corporation’s shareholders, (iii any action asserting a claim arising pursuant to any provision of the Act, the Corporation’s Articles, or the By-Laws, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein. The choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits with respect to such claims. However, it is possible that a court could rule that the provision is unenforceable or inapplicable.

Corporate Opportunities

The Investor Rights Agreement provides that Champion Holdings and the Sponsors (together, the “Investors”) and their affiliates have no duty to offer us an opportunity to participate in business opportunities presented to the Investors or not to engage in business activities or lines of business that may compete with us, and that none of the Investors will be liable to us or our shareholders for breach of any duty by reason of any of those activities unless, in the case of any person who is a director of our Corporation, such business opportunity is expressly offered to such director solely in his or her capacity as an director or board observer of our Corporation.

Listing

Our common stock is listed on the NYSE under the symbol “SKY.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

We are registering common stock, with an aggregate offering price not to exceed $100,000,000, to be sold by us under a “shelf” registration process. In addition, on behalf of the selling shareholders, we are registering 46,033,375 shares of our common stock for resale, from time to time, by the selling shareholders.

If we or a selling shareholder offers any securities under this prospectus, if required, we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.

We and/or a selling shareholder may sell the securities in any of the following ways (or in any combination) from time to time:

•	on the NYSE or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers;

•	through agents;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	through loans or pledges of our common stock to a broker-dealer who may sell shares of our common stock so loaned or, upon a default, may sell or otherwise transfer the pledged stock;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law and described in an applicable prospectus supplement.

With respect to a particular offering of shares of common stock held by the selling shareholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and/or to the selling shareholders, as the case may be, and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	information about the selling shareholders, including the relationship between the selling shareholders and us.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We and/or the selling shareholders may effect the distribution of the common stock from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

The selling shareholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales.

Offers to purchase common stock may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. In such a case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered common stock directly.

If underwriters are used in the sale of any common stock, the common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. Depending on the type of offering, the underwriters may be obligated to purchase all of the common stock if they purchase any of the common stock (other than any common stock purchased upon exercise of any over-allotment option).

We or the selling shareholders may offer the common stock covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our common stock through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell our common stock on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any common stock sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.

We or the selling shareholders may sell the common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the common stock and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

If we or the selling shareholders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we or the selling shareholders, as applicable, may sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale.

In effecting sales, broker-dealers or agents engaged by us or the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts, or concessions from us or the selling shareholders in amounts to be negotiated immediately prior to the sale.

In connection with the sale of the common stock or otherwise, we or the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock covered by this prospectus in the course of hedging the positions they assume. We or the selling shareholders may also sell short the common stock covered by this prospectus and deliver the common stock to close out short positions, or loan or pledge the common stock covered by this prospectus to broker-dealers that in turn may sell these securities.

The selling shareholders and any underwriter, broker-dealer, or agent that participates in the distribution of the common stock may be deemed to be an “underwriter” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the common stock, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement. Any compensation paid to underwriters, dealers or agents in connection with the offering of the common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement.

The aggregate proceeds to us and the selling shareholders from the sale of the common stock will be the purchase price of the common stock less discounts and commissions, if any.

Underwriters or agents may purchase and sell the common stock in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or limiting a decline in the market price of the common stock and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the common stock in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

Our common stock is listed on the NYSE under the symbol “SKY.”

Agents, broker-dealers and underwriters may be entitled to indemnification by us and, if applicable, the selling shareholders, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

Agents, broker-dealers and underwriters or their affiliates may be customers of, engage in transactions with, or perform services for, us or the selling shareholders (or their affiliates) in the ordinary course of business. We and the selling shareholders may also use underwriters or other third parties with whom such selling shareholders have a material relationship. We and the selling shareholders (or their affiliates) will describe the nature of any such relationship in the applicable prospectus supplement.

We and the selling shareholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of any of the securities offered in this prospectus by the selling shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the actions of the Corporation, the selling shareholders and their respective affiliates.

In order to comply with the securities laws of certain states, if applicable, the common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling common stock under this prospectus, we and/or the selling shareholders may sell the common stock offered in compliance with the provisions of Rule 144 or Rule 144A under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Ropes & Gray LLP and some of its attorneys are limited partners in RGIP, LP, which is a direct investor in Skyline Champion Corporation and is also an investor in certain investment funds affiliated with Bain Capital Credit. RGIP, LP directly and indirectly owns less than 1% of our common stock. The validity of the common stock and certain other matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by Taft Stettinius & Hollister LLP.

EXPERTS

The consolidated financial statements of Skyline Corporation as of May 31, 2017 and 2016 and for each of the years in the three-year period ended May 31, 2017 incorporated by reference into this prospectus have been so included in reliance on the reports of Crowe Horwath LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Champion Enterprises Holdings, LLC and subsidiaries for the year ended March 31, 2018 appearing in Skyline Champion Corporation’s Current Report on Form 8-K/A dated June 14, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.ir.skylinechampion.com as soon as reasonably practicable after filing such documents with the SEC. You may also read and copy any document that we file at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto. Information on our website or the SEC’s website is not part of, or incorporated by reference into, this prospectus, other than the documents filed with the SEC that we incorporate by reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed with the SEC. This prospectus does not contain all of the information included in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (i) on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement and (ii) after the date of the filing of this registration statement and prior to its effectiveness (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules).

•	Annual Report on Form 10-K for the year ended May 31, 2017, which was filed with the SEC on August 11, 2017;

•	Definitive Proxy Statement on Schedule 14A for our 2017 Annual Meeting of Shareholders which was filed with the SEC on August 22, 2017 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended May 31, 2017);

•	Definitive Proxy Statement on Schedule 14A for our Special Meeting of Shareholders which was filed with the SEC on April 25, 2018 and the Definitive Additional Materials on Schedule 14A which was filed with the SEC on May 18, 2018;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended September 3, 2017, December 3, 2017 and March 4, 2018 which were filed with the SEC on October 6, 2017, January 11, 2018 and April 12, 2018, respectively;

•	Current Reports on Form 8-K which were filed with the SEC on June 14, 2017, July 18, 2017, July 27, 2017, August 11, 2017, October 3, 2017, January 5, 2018, January 24, 2018, January 25, 2018, January 29, 2018, May 14, 2018, May 15, 2018, May 17, 2018, June 6, 2018, as amended June 14, 2018 and as further amended June 22, 2018, and July 13, 2018;

•	The audited consolidated financial statements of Skyline Corporation set forth in Item 8. Financial Statements and Supplementary Data, including the notes related thereto and the related report of Crowe Horwath LLP thereon, on pages 20-37 of Skyline Corporation’s Annual Report on Form 10-K for the year ended May 31, 2016, which was filed with the SEC on August 5, 2016;

•	The description of our common stock contained in the registration statement on Form 8-A which was filed with the SEC on May 31, 2018, and any amendment or report we may file with the SEC for the purpose of updating such description.

Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide, a copy of these filings at no cost by writing or telephoning us at:

Skyline Champion Corporation

P.O. Box 743, 2520 By-Pass Road

Elkhart, Indiana 46515

Phone: (574) 294-6521

Attn: Roger Scholten

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
Registration fee		$197,051.00
FINRA filing fee		*
Printing		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based upon the number of issuances in applicable offerings and amount of securities offered and, accordingly, cannot be estimated at this time.

In connection with any offering under this registration by a selling shareholder, all or a portion of the foregoing expenses may be paid by the registrant or reimbursed to the selling shareholder by the registrant, as described in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Section 23-1-37-8 of the IBCL provides that an Indiana corporation may indemnify an individual made a party to a proceeding because the individual is or was a director if (i) the individual’s conduct was in good faith, (ii) the individual reasonably believed that, in the case of conduct in the individual’s official capacity with the corporation, his or her conduct was in the best interests of the corporation and, in all other cases, his or her conduct was at least not opposed to the best interests of the corporation and (iii) in the case of a criminal proceeding, that the director either had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe that such conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that a director did not meet the required standard of conduct. Section 23-1-37-9 requires a corporation, unless limited by its articles of incorporation, to indemnify a director who has been wholly successful on the merits or otherwise in the defense of a proceeding against reasonable expenses (including counsel fees) so incurred. Section 23-1-37-10 authorizes a corporation to pay for or reimburse the reasonable expenses (including counsel fees) incurred by a director in advance of final disposition of a proceeding upon: (1) receipt by the corporation of a written undertaking by the director to repay any such advance if it is ultimately determined that the director did not meet the required standard of conduct; (2) a determination that, in light of the facts then known, indemnification is permissible; and (3) receipt by the corporation of a written affirmation by the director of his or her good faith belief that the required standard of conduct has been met.

Pursuant to Section 23-1-37-11, a director may apply for indemnification to a court of competent jurisdiction. Pursuant to Section 23-1-37-13, an officer is entitled to mandatory indemnification under Section 23-1-37-9 and to apply for court-ordered indemnification under Section 23-1-37-11 to the same extent as a director. A corporation may indemnify and advance expenses to an officer, employee or agent to the same extent as to a director. Pursuant to Section 23-1-37-14, a corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the corporation, whether or not the corporation would have power by statute to indemnify the individual against the same liability. Section 23-1-37-15 provides that the statutory provisions do not exclude any other rights to indemnification and advance for expenses that a person may otherwise have. The Amended and Restated By-Laws of the Corporation provide for the indemnification of directors and officers of the Company to the full extent permitted by the IBCL.

The above is a general summary of certain provisions of the Corporation’s Amended and Restated By-Laws and of the IBCL and is subject in all respects to the specific and detailed provisions of the Corporation’s By-Laws and the IBCL.

We have entered into indemnification agreements with our directors and officers. In general, these agreements provide that we will indemnify the director or officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of our Corporation or in connection with his or her service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or officer.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Any underwriting agreement that the registrant may enter into in connection with the sale of any common stock registered hereunder may provide for indemnification to the registrant’s directors and officers by the underwriters against certain liabilities.

Item 16.	Exhibits and Financial Statement Schedules

See Exhibit Index.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

*1.1	Form of Underwriting Agreement.

4.1	Amended and Restated Articles of Incorporation of Skyline Champion Corporation (incorporated by reference to Exhibit 3.1 to the Skyline Champion Corporation’s Current Report on Form 8-K filed on June 6, 2018).

4.2	Amended and Restated By-Laws of Skyline Champion Corporation (incorporated by reference to Exhibit 3.2 to the Skyline Champion Corporation’s Current Report on Form 8-K filed on June 6, 2018).

4.3	Investor Rights Agreement, dated as of June 1, 2018, by and among Skyline Champion Corporation, Champion Enterprises Holdings, LLC, Sankaty Champion Holdings, LLC, Sankaty Credit Opportunities IV, L.P., Centerbridge Capital Partners, L.P., Centerbridge Capital Partners Strategic, L.P., Centerbridge Capital Partners SBS, L.P., CCP Champion Investors, LLC, MAK Champion Investment LLC and MAK-RO Capital Master Fund. L.P. (incorporated by reference to Exhibit 4.2 to the Skyline Champion Corporation’s Current Report on Form 8-K filed on June 6, 2018).

4.4	Registration Rights Agreement, dated as of June 1, 2018, by and among Skyline Champion Corporation, Champion Enterprises Holdings, LLC, Arthur J. Decio, Sankaty Champion Holdings, LLC, Sankaty Credit Opportunities IV, L.P., Centerbridge Capital Partners, L.P., Centerbridge Capital Partners Strategic, L.P., Centerbridge Capital Partners SBS, L.P., CCP Champion Investors, LLC, MAK Champion Investment LLC, MAK-RO Capital Master Fund. L.P., and each other person party thereto (incorporated by reference to Exhibit 4.1 to the Skyline Champion Corporation’s Current Report on Form 8-K filed on June 6, 2018).

5.1	Opinion of Taft Stettinius & Hollister LLP.

23.1	Consent of Crowe Horwath LLP, an independent registered public accounting firm.

23.2	Consent of Ernst & Young LLP, an independent registered public accounting firm.

23.3	Consent of Taft Stettinius & Hollister LLP (included in Exhibit 5.1).

(*)	To be filed, if necessary, by amendment or on a Current Report on Form 8-K prior to or concurrently with the issuance of the applicable securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkhart, Indiana, on July 13, 2018.

Skyline Champion Corporation

By:	/s/ Keith Anderson
Name:	Keith Anderson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Keith Anderson Keith Anderson	President, Chief Executive Officer and Director (Principal Executive Officer)	July 13, 2018

/s/ Laurie Hough Laurie Hough	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	July 13, 2018

/s/ Timothy Burkhardt Timothy Burkhardt	Vice President and Controller (Principal Accounting Officer)	July 13, 2018

/s/ Timothy Bernlohr Timothy Bernlohr	Director	July 13, 2018

/s/ Michael Bevacqua Michael Bevacqua	Director	July 13, 2018

/s/ John C. Firth John C. Firth	Director	July 13, 2018

/s/ Richard W. Florea Richard W. Florea	Director	July 13, 2018

/s/ Michael Kaufman Michael Kaufman	Director	July 13, 2018

/s/ Daniel R. Osnoss Daniel R. Osnoss	Director	July 13, 2018

/s/ Gary Robinette Gary Robinette	Director	July 13, 2018

/s/ Ian Samuels Ian Samuels	Director	July 13, 2018

Signature	Title	Date

/s/ David Smith David Smith	Director	July 13, 2018

/s/ Michael Treisman Michael Treisman	Director	July 13, 2018